UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2007

TELESTONE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32503	84-1111224
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Floor 6, Saiou Plaza
No. 5 Haiying Road
Fengtai Technology Park
Beijing, China 100070
(Address of principal executive offices)

(86)-10-836-70505
(Registrant's telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 20, 2007, Telestone Technologies Corporation. (the “Company”) entered into a Securities Purchase Agreement with certain purchasers signatory thereto (the “Securities Purchase Agreement”) pursuant to which the Company agreed to sell in a private placement to such purchasers 669,444 shares of the Company’s common stock (the “Common Stock”) and warrants to acquire 133,889 shares of Common Stock (the “Investor Warrants”). The Investor Warrants are exercisable over a 4-year period following the closing of the private placement, beginning six months after the date of issuance, at a per share exercise price of $11.60. The exercise price of the Investor Warrants, but not the number of shares of Common Stock issuable upon exercise thereof, is subject to an adjustment upon certain future issuances by the Company of its common stock below the price per share paid by the investors; provided, however, that the exercise price may not be adjusted below $10.10 per share.

In connection with the Securities Purchase Agreement, the Company also entered into a Registration Rights Agreement with such purchasers dated as of February 20, 2007 (the “Registration Rights Agreements”), pursuant to which the Company granted to such purchasers certain registration rights with respect to the shares of Common Stock sold (including the shares of Common Stock issuable upon exercise of the Investor Warrants) in the private placement.

In addition, the Company agreed to issue the Company’s placement agent in connection with private placement a warrant (the “Agent Warrant”) to purchase 6.5% of the number of shares of Common Stock issuable upon exercise of the Investor Warrants. The Agent Warrant is on the same terms as the Investor Warrants, and the shares of Common Stock issuable upon exercise of the Agent Warrant will also be registered for resale.

The Company closed the transactions contemplated by the Securities Purchase Agreement on February 20, 2007.

The Securities Purchase Agreement, the form of warrant used for the Investor Warrants and the Agent Warrant and the form of Registration Rights Agreement are filed as exhibits hereto and the description contained herein is qualified entirely by reference to such exhibits, which are incorporated herein by reference.

The securities offered in the private placement will not be and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.02  Unregistered Sale of Equity Securities

As described in more detail above, on February 20, 2007, Telestone entered into a Securities Purchase Agreement with certain institutional and other accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended, pursuant to which Telestone agreed to sell in a private placement an aggregate of 669,444 shares of its common stock and warrants to purchase an aggregate of 133,889 shares of its common stock.  The price paid for the common stock was $9.00 per share. The warrants are exercisable for a period of four years, beginning six months after the date of issuance, at an exercise price of $11.60 per share.  The exercise price for the warrants is subject to an adjustment upon certain issuances by the Company of its common stock below the price per share paid by the investors; provided, however, that the exercise price may not be adjusted below $10.10 per share.

The offer and sale of the securities was made to a limited number of institutional and other accredited investors in reliance upon exemptions from the registration requirements pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.  There was no general solicitation or advertising with respect to the private placement and each of the purchasers provided written representations of an intent to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities.

Additional information regarding the private placement is incorporated herein by reference to “Item 1.01.  Entry into a Material Definitive Agreement” of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description	Method of Filing
10.1	Form of Securities Purchase Agreement dated as of February 20, 2007 by and among Telestone Technologies Corporation and the purchasers named therein	Filed herewith

10.2	Form of Common Stock Warrant dated as of February 20, 2007 issued by Telestone Technologies Corporation to each of the purchasers party to the Securities Purchase Agreement	Filed herewith

10.3	Form of Registration Rights Agreement dated as of February 20, 2007 by and among Telestone Technologies Corporation and the purchasers named therein	Filed herewith

99.1	Press Release dated February 21, 2007	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2007

TELESTONE TECHNOLOGIES CORPORATION

By:	/s/ Han Daqing
Name: Han Daqing
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1	Form of Securities Purchase Agreement dated as of February 20, 2007 by and among Telestone Technologies Corporation and the purchasers named therein	Filed herewith

10.2	Form of Common Stock Warrant dated as of February 20, 2007 issued by Telestone Technologies Corporation to each of the purchasers party to the Securities Purchase Agreement	Filed herewith

10.3	Form of Registration Rights Agreement dated as of February 20, 2007 by and among Telestone Technologies Corporation and the purchasers named therein	Filed herewith

99.1	Press Release dated February 21, 2007	Filed herewith